CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated August 14, 2003, relating to the financial statements and financial highlights which appear in the June 30, 2003 Annual Reports to Shareholders of Alliance Government Reserves and Alliance Treasury Reserves, portfolios of Alliance Government Reserves, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "General Information - Auditors", and "Financial Statements and Report of Independent Auditors" in such Registration Statement.






PricewaterhouseCoopers LLP

New York, New York
October 27, 2003